UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT – MARCH 13, 2014

BIOFUELS POWER CORPORATION
(Exact name of Registrant as specified in its charter)

TEXAS	000-52852	56-2471691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20202 Highway 59 North., Suite 210
Humble, Texas 77338
 (Address of principal executive offices)

281-446-9970
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 13, 2014, Rich DeGarmo resigned his positions as a director of our company for personal reasons. In connection with Mr. DeGarmo’s resignation, our remaining director appointed Steven S. McGuire, age 58, to serve as a board member until our next stockholders meeting and to serve as our Chairman.

Mr. McGuire has served as chief executive officer of our former parent Texoga Technologies Corp. since 1996 and has served as a consultant to our company since inception. Mr. McGuire also serves as Project Manager for our Houston Clean Energy Park. Mr. McGuire was formerly Chairman, CEO or President of three energy and technology companies that had operations in three countries and over 100 employees. Mr. McGuire is a 1977 graduate of the University of Illinois, Champaign-Urbana (B.S. Physics) and is an active member of the Society of Petroleum Engineers and the Society of Professional Well Log Analysts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Biofuels Power Corporation has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BIOFUELS POWER CORPORATION
March 17, 2014

By:             /s/ Steven S. McGuire
       Steven S. McGuire, Chairman and director

By:                /s/ Alan Schaffner
       Alan Schaffner, director